Exhibit 24

POWER OF ATTORNEY

Each director and/or officer of the issuer whose signature appears below hereby appoints Robert B. McGehee, John R. McArthur, and Timothy S. Goettel, and each of them severally, as his/her attorney-in-fact to sign in his/her name and on his/her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

Signature	Title	Date

/s/ Robert B. McGehee Robert B. McGehee	President and Chief Executive Officer	April 6, 2004

/s/ Geoffrey S. Chatas Geoffrey S. Chatas	Executive Vice President and Chief Financial Officer	April 6, 2004

/s/ Robert H. Bazemore Robert H. Bazemore	Controller and Chief Accounting Officer	April 6, 2004

/s/ William Cavanaugh III William Cavanaugh III	Chairman of the Board	April 6, 2004

/s/ Edwin B. Borden Edwin B. Borden	Director	April 6, 2004

/s/ James E. Bostic, Jr. James E. Bostic, Jr.	Director	April 6, 2004

/s/ David L. Burner David L. Burner	Director	April 6, 2004

/s/ Charles W. Coker Charles W. Coker	Director	April 6, 2004

/s/ Richard L. Daugherty Richard L. Daugherty	Director	April 6, 2004

/s/ W. D. Frederick, Jr. W. D. Frederick, Jr.	Director	April 6, 2004

/s/ William O. McCoy William O. McCoy	Director	April 6, 2004

/s/ E. Marie McKee E. Marie McKee	Director	April 6, 2004

/s/ John H. Mullin, III John H. Mullin, III	Director	April 6, 2004

/s/ Richard A. Nunis Richard A. Nunis	Director	April 6, 2004

/s/ Peter S. Rummell Peter S. Rummell	Director	April 6, 2004

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director	April 6, 2004

/s/ J. Tylee Wilson J. Tylee Wilson	Director	April 6, 2004

/s/ Jean Giles Wittner Jean Giles Wittner	Director	April 6, 2004